                                                  EX-99.B(h)cmssafidbd

EXHIBIT C

                                                   Bond or
Name of Bond                                       Policy No.      Insurer
------------                                       ---------       -------
Investment Company                                 87015102B       ICI
Blanket Bond Form                                                  Mutual
                                                                   Insurance
                                                                   Company
          Fidelity                     $24,200,000
          Audit Expense                     50,000
          On Premises                   24,200,000
          In Transit                    24,200,000
          Forgery or Alteration         24,200,000
          Securities                    24,200,000
          Counterfeit Currency          24,200,000
          Uncollectible Items of
                    Deposit                 25,000
          Phone-Initiated Transactions  24,200,000

Directors and Officers/                            87015102D       ICI
Errors and Omissions Liability                                     Mutual
Insurance Form                                                     Insurance
          Total Limit                  $20,000,000                 Company

Blanket Lost Instrument Bond (Mail Loss)           30S100639551    Travelers

Blanket Undertaking Lost Instrument
          Waiver of Probate                        42SUN339806     Hartford
                                                                   Casualty
                                                                   Insurance

Effective August 31, 2002